                                                                    EXHIBIT 2.14

                                   EXHIBIT M

                                 NON U.S. PLAN

This Exhibit summarises the transactions to be undertaken to effect the Separation in relation to the subsidiaries and businesses outside the United States of HP and Agilent. The transactions are summarised by country and, together, constitute the "Non-US Plan". In this Exhibit, references to "Agilent Assets", "Agilent Liabilities" or "Agilent Business", shall be deemed to be references to the Agilent Assets, Agilent Liabilities or Agilent Business of the relevant entity as defined in the local transfer agreements. In addition, the following expressions shall have the following meanings:

"Agilent Cayman" means Agilent Technologies Cayman Islands Inc.

"Agilent Cervin" means Agilent Technologies Cervin S.ar.l.

"Agilent Europe" means Agilent Technologies Europe B.V.

"Agilent International" means Agilent Technologies International B.V.

"Agilent Leman" means Agilent Technologies Leman S.ar.l.

"Agilent Sarl" means Agilent Technologies S.ar.l.

"Agilent WorldTrade" means Agilent Technologies World Trade, Inc.

"ATI" means Agilent Technologies Netherlands Investments B.V.

"HP Delaware" means Hewlett-Packard Delaware, Inc.

"HP Europe" means Hewlett-Packard Europe B.V.

"HP Inter-Americas" means Hewlett-Packard Inter-Americas

"HP International" means Hewlett-Packard International B.V.

"HPNI" means Hewlett-Packard Nederland Investments B.V.

"HP S.A." means Hewlett-Packard S.A.

"HP WorldTrade" means Hewlett-Packard World Trade, Inc.

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Country                Transaction Description
-------------------------------------------------------------------------------
Argentina              Hewlett-Packard Argentina S.A. ("HP Argentina").  HP
                       S.A. will establish a new corporate entity, Inversiones
                       Agilent Technologies SRL ("Argentina Holdco"), and HP
                       S.A. will contribute part of the shares of HP Argentina
                       (representing the value of the Agilent Business) to
                       Argentina Holdco.  HP Argentina will transfer the
                       Agilent Assets and the Agilent Liabilities to a second
                       new corporate entity, Agilent Technologies Argentina
                       SRL ("Agilent Argentina"), established by Argentina
                       Holdco, in consideration of cancellation of the shares
                       Argentina Holdco owns in HP Argentina.
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Australia              Hewlett-Packard Australia Limited ("HP Australia").  HP
                       will contribute cash to HP WorldTrade which will
                       contribute the cash to Agilent WorldTrade.  Agilent
                       WorldTrade will use the cash received from HP
                       WorldTrade to subscribe for shares in a new corporate
                       entity, Agilent Technologies Australia Pty. Ltd.
                       ("Agilent Australia"), having a value equal to the
                       market value of the Agilent Assets and Agilent
                       Liabilities of HP Australia. HP Australia will then
                       transfer its Agilent Assets to Agilent Australia in
                       consideration for cash and an assumption of the Agilent
                       Liabilities by Agilent Australia.  HP Australia will
                       declare and pay a cash dividend to its shareholder
                       Hewlett-Packard Australia Holdings Pty Ltd ("HP
                       Australia Holdings").
-------------------------------------------------------------------------------
Austria                Hewlett-Packard Gessellschaft m.b.H ("HP Austria").  HP
                       Austria will undertake a demerger by way of a
                       contribution in kind under Austrian law.  First a new
                       corporate entity, Agilent Technologies Osterreich GmbH
                       ("Agilent Austria"), will be established as a
                       subsidiary of HP S.A. and subsequently the Agilent
                       Assets and Agilent Liabilities will be contributed in
                       kind by HP Austria to Agilent Austria.
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                                                                          Page 2

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Country                Transaction Description
-------------------------------------------------------------------------------
Belgium                Hewlett-Packard Belgium SA/NV ("HP Belgium").  HP
                       Belgium will undergo a spin-off by way of a statutory contribution of a "branch of activity" under Belgian law.  This entails the contribution by HP Belgium of
                       all its Agilent Assets and Agilent Liabilities to a new corporate entity, Agilent Technologies S.A./N.V.
                       ("Agilent Belgium"), established by HP Belgium, in
                       return for shares in Agilent Belgium. The shares in Agilent Belgium will be distributed by HP Belgium to
                       HP Europe as a dividend.
-------------------------------------------------------------------------------
Brazil                 Hewlett-Packard Brasil S.A. ("HP Brazil").  HP Brazil
                       will undertake a demerger by way of a spin-off under Brazilian law. A new corporate entity, Agilent Technologies Brasil Ltda. ("Agilent Brazil"), will be established by HP Brazil and a nominee shareholder (who will own a minority interest). HP Brazil will transfer its Agilent Assets and Agilent Liabilities to Agilent Brazil in exchange for quotas of Agilent Brazil by way of asset contribution. HP Brazil will distribute the quotas of Agilent Brazil to HP as a dividend after securing approval from Central Bank regarding HP's ownership in Agilent Brazil.
-------------------------------------------------------------------------------
Canada Hewlett-Packard (Canada) Ltd. ("HP Canada"). HP Europe will establish a new corporate entity, Agilent Technologies Canada Inc. ("Agilent Canada"), and HP
                       Canada will transfer its Agilent Assets and Agilent Liabilities to Agilent Canada in exchange for shares in Agilent Canada. HP Europe will contribute shares in HP Canada to Agilent Canada. HP Canada and Agilent Canada will then redeem or repurchase the shares each company holds in the other, leaving HP Canada and Agilent
                       Canada as separate wholly owned subsidiaries of HP
                       Europe.
-------------------------------------------------------------------------------
Chile                  Hewlett-Packard de Chile S.A. ("HP Chile").  HP Chile
                       will not spin-off or restructure as the Agilent
                       Business in Chile currently has no contracts with third parties, employees or assets. No assets or liabilities will be transferred. A new corporate entity, Agilent Technologias Chile Limitada ("Agilent Chile"), will be established by Agilent WorldTrade to undertake the
                       Agilent Business in Chile in the future.
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                                                                          Page 3

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Country                Transaction Description
-------------------------------------------------------------------------------
China Hewlett-Packard Shanghai Analytical Products Co., Limited ("HPSF"). Hewlett-Packard (China) Investment Limited ("HPCI") will transfer its interest in HPSF
                       (the "Equity Interest") to HP Europe. The consideration is likely to be cash or a cash equivalent. HP Europe will subsequently transfer the Equity Interest to Agilent Technologies Mauritius Limited ("Agilent Mauritius") in consideration for which Agilent Mauritius will issue shares to HP Europe.

                       Hewlett-Packard Medical Products (Qingdao) Limited ("HPMP"). The restructuring will be effected in the same manner as the restructuring of HPSF.

                       China Hewlett-Packard Company Limited ("HP China"). Agilent Mauritius and China Electronics Import and Export Corporation ("CEIEC") will incorporate a new equity joint venture company in the PRC, Agilent Technologies Company Limited ("Agilent China").
                       Agilent China will use cash contributed by Agilent Mauritius and CEIEC (as well as borrowings) to purchase HP China's Agilent Assets. To the extent that such proceeds can constitute distributable profits, HP China will distribute the cash proceeds to HPCI and CEIEC as a dividend.

                       HP-Scitech Joint Software Development Center Co., Ltd. ("HP-Scitech"). A new wholly foreign-owned corporate entity, Agilent Technologies Software Company Limited ("Agilent Software"), will be established by Agilent Mauritius to carry out the same function as HP-Scitech. Agilent Software will purchase all the assets of HP-Scitech for cash. Action to liquidate HP-Scitech will either be initiated immediately after the sale of its assets or after 12 May 2000 when the term of HP-Scitech expires.

                       Shanghai Huatek Software Engineering Company Limited ("Huatek"). HP will transfer its interest in Huatek
                       (the "Equity Interest") to Agilent WorldTrade. The consideration is likely to be cash or a cash equivalent.
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                                                                          Page 4

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Country                Transaction Description
-------------------------------------------------------------------------------
Colombia               Hewlett-Packard Colombia S.A. ("HP Colombia").  HP
                       Colombia will not spin-off or restructure as the
                       Agilent Business in Colombia currently has no contracts
                       with third parties, only has three employees and no
                       assets will be transferred.  A new corporate entity,
                       Agilent Technologies Colombia Ltda. ("Agilent
                       Colombia"), will be established by Agilent WorldTrade
                       to undertake the Agilent Business in Colombia in the
                       future.
-------------------------------------------------------------------------------
Costa Rica             Servicios de Sistemas Hewlett-Packard S.A. ("HP Costa
                       Rica").  HP Costa Rica will not spin-off or restructure
                       as the whole of its business is part of the Agilent
                       Business.  The shares of HP Costa Rica will be
                       transferred by HP WorldTrade to Agilent WorldTrade (as
                       part of the demerger of HP WorldTrade).  HP Costa Rica
                       will change its name to Agilent Technologias de Costa
                       Rica S.A..
-------------------------------------------------------------------------------
Denmark                Hewlett-Packard A/S ("HP Denmark"). HP Denmark will
                       undertake a statutory demerger under Danish law whereby
                       all Agilent Assets and Agilent Liabilities will be
                       transferred to a new corporate entity, Agilent
                       Technologies Denmark A/S ("Agilent Denmark"), through a
                       legal spin-off.  All of the shares in Agilent Denmark
                       will be held by HP S.A.
-------------------------------------------------------------------------------
Finland                Hewlett-Packard Oy ("HP Finland").  HP Finland will
                       undertake a statutory demerger, a legal split-up, under
                       Finnish law, whereby two Finnish new corporate entities
                       will be established, one for the Agilent Business
                       (Agilent Technologies Finland Oy) and one for the other
                       businesses of HP Finland.  All assets and liabilities
                       of HP Finland will be transferred to one of the new
                       corporate entities by way of "general succession".  All
                       of the shares of each of the new corporate entities
                       will be held by the sole shareholder of HP Finland, HP
                       S.A.  HP Finland will be dissolved by operation of law.
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                                                                          Page 5

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Country                Transaction Description
-------------------------------------------------------------------------------
France Hewlett-Packard S.A.S. ("HP France"). HP France will contribute in kind its Agilent Assets and Agilent Liabilities to a new corporate entity, Agilent Technologies France ("Agilent France"), established by HP France in exchange for shares of Agilent France. Subsequently, HP France will sell its shares in Agilent France to a second new corporate entity, Agilent Technologies Holding ("Agilent France Holding") for cash. Agilent France Holding is held directly by HP Europe.
-------------------------------------------------------------------------------
Germany Hewlett-Packard Holding GmbH ("HP Holding GmbH"). HP Holding GmbH will establish a new corporate entity, Agilent Technologies Deutschland GmbH ("Agilent GmbH"). Additionally, HP International will establish Hewlett-Packard United B.V. (Netherlands) ("HP United") which in its turn will establish a new corporate entity, Agilent Technologies Deutschland Beteiligungsgesellschaft mbH ("Agilent Holding GmbH"). HP United will also establish Agilent International. Through a number of transactions, HP International will become the sole shareholder of HP Holding GmbH.

                       For the real estate, a new entity, Agilent Technologies Deutschland GmbH & Co. Immobilien KG ("Agilent Real Estate") will be established by Agilent GmbH. The existing real estate entity, Hewlett-Packard GmbH & Co. Immobilien KG ("HP Real Estate"), will sell the real estate belonging to the Agilent Business to Agilent Real Estate for cash contributed to Agilent Real Estate by HP Holding GmbH via Agilent GmbH. The cash will then be returned to HP Holding GmbH by HP Real Estate.

                       HP International will contribute its shares in HP Holding GmbH to HP United.

                       After HP Real Estate has been transformed into a GmbH, i.e. a limited liability company under German law, HP Holding GmbH will contribute its interest in HP Real Estate to Hewlett-Packard GmbH ("HP GmbH") in consideration for which HP GmbH will issue new shares to HP Holding GmbH.
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                                                                          Page 6

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Country                Transaction Description
-------------------------------------------------------------------------------
                       HP GmbH will spin-off its Agilent Assets and Agilent Liabilities to Agilent GmbH on the basis of the German Transformation Act, so that the Agilent Assets and Agilent Liabilities will be transferred to Agilent GmbH by means of "universal succession".

                       Subsequently, HP Holding GmbH will spin-off its shares in Agilent GmbH and its interest in Agilent Real Estate to Agilent Holding GmbH on the basis of the German Transformation Act.

                       HP United will contribute its shares in Agilent Holding GmbH to Agilent International.

                       HP International.  HP United will transfer the shares
                       in Agilent International to HP International by means
                       of dividend distribution/capital reduction in kind,
                       whereafter HP International will transfer the shares in
                       Agilent International to HP Europe by means of dividend
                       distribution/capital reduction in kind.
-------------------------------------------------------------------------------
Hong Kong              Hewlett-Packard Hong Kong Limited ("HP Hong Kong") and
                       Hewlett-Packard Asia Pacific Limited ("HP Asia
                       Pacific"). Agilent WorldTrade will establish a new corporate entity, Agilent Technologies Hong Kong
                       Limited ("Agilent Hong Kong"). HP will issue a promissory note to HP WorldTrade. HP WorldTrade will transfer the promissory note by way of contribution to Agilent WorldTrade. Agilent WorldTrade will transfer the promissory note to Agilent Hong Kong by way of contribution.

                       HP Hong Kong will then transfer its Agilent Assets to Agilent Hong Kong in consideration for the promissory note and an assumption of the Agilent Liabilities by Agilent Hong Kong. HP Hong Kong will then distribute the promissory note to HP as a dividend in specie, effectively cancelling the promissory note.

                       The structure for HP Asia Pacific is the same as the
                       above such that HP will issue 2 promissory notes, one
                       in respect of HP Hong Kong and the other in respect of
                       HP Asia Pacific.
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                                                                          Page 7

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Country                Transaction Description
-------------------------------------------------------------------------------
India Hewlett-Packard India Limited ("HP India"). HP Europe will establish a new corporate entity, Agilent Technologies India Pvt. Ltd. ("Agilent India"). HP
                       Europe will contribute cash to Agilent India. HP India will then transfer its Agilent Assets to Agilent India in consideration for cash and an assumption of the
                       Agilent Liabilities by Agilent India. Subsequently, HP India will distribute the cash to HP Europe as a dividend.
-------------------------------------------------------------------------------
Ireland Hewlett-Packard Ireland Limited ("HP Ireland"). HP Europe will establish a new corporate entity, Agilent Technologies Ireland Limited ("Agilent Ireland"). Upon incorporation of Agilent Ireland an agreement will be entered into between HP Ireland and Agilent Ireland for the transfer of the Agilent Assets and Agilent
                       Liabilities to Agilent Ireland in consideration for
                       which Agilent Ireland will issue shares to HP Europe.
-------------------------------------------------------------------------------
Israel Hewlett-Packard (Israel) Ltd ("HP Israel"). HP Europe will establish a new corporate entity, Agilent Technologies Israel Ltd ("Agilent Israel"). HP Israel will transfer its Agilent Assets and Agilent
                       Liabilities to Agilent Israel for cash.
-------------------------------------------------------------------------------
Italy                  Hewlett-Packard Italiana S.p.A ("HP Italy").  In order
                       to separate the Agilent Business from the other businesses, HP Italy will undergo a partial demerger (a legal spin-off) under Italian law. This entails establishing a new corporate entity, Agilent
                       Technologies Italia S.p.A. ("Agilent Italy"), by the current shareholders of HP Italy, HP Europe and HP Switzerland, to which HP Italy will transfer its
                       Agilent Assets and Agilent Liabilities by operation of law. In exchange for the transfer of the Agilent Assets and Agilent Liabilities, shares in Agilent Italy will be allotted directly to the shareholders of HP Italy proportionally to their current shareholding in HP
                       Italy.
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                                                                          Page 8

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Country                Transaction Description
-------------------------------------------------------------------------------
Japan Hewlett-Packard Japan, Ltd ("HP Japan or Agilent Japan"). HP Nederland B.V. will establish a new corporate entity in Japan, Hewlett-Packard Japan, Ltd ("New HP Japan"). All of the shares of New HP Japan will be transferred by HP Nederland B.V. to HPNI. HP Europe will transfer to HPNI a 40% interest in the shares of HP Japan held by HP Europe. Subsequently, HP Japan will transfer its entire business assets other than the Agilent Business to New HP Japan. Subsequently, HP Japan will change its name to Agilent Technologies Japan, Ltd. and therefore HP Japan will be hereinafter referred to as "Agilent Japan".

                       At the time of the transfer of the business, the shares of New HP Japan will be held by HPNI (100%) and the shares of Agilent Japan will be held by HP Europe (25%), HPNI (40%), HP WorldTrade (10%) and a minority shareholder which is Yokogawa Electric Works ("YEW") (25%).

                       Subsequent to the transfer, (i) HP Europe will sell a
                       10% interest in the shares of Agilent Japan to HPNI,
                       (ii) ATI will receive the 50% interest of HPNI in the shares of Agilent Japan (which is all of HPNI's interest) as a result of the demerger of HPNI, (iii) Agilent Europe will receive the 15% interest of HP
                       Europe in the shares of Agilent Japan (which is all of
                       HP Europe's interest) as a result of the demerger of HP Europe, (iv) Agilent WorldTrade will receive the 10% interest of HP WorldTrade in the shares of Agilent
                       Japan (which is all of HP WorldTrade's interest).  At
                       this stage, the shares of Agilent Japan will be held by ATI (50%), Agilent Europe (15%), Agilent WorldTrade
                       (10%) and YEW (25%). The 25% minority interest of YEW will be bought out over time in a series of transactions resulting in the shares of Agilent Japan being held by ATI (70.3%), Agilent Europe (17.8%),
                       Agilent WorldTrade (11.9%).
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                                                                          Page 9

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Country                Transaction Description
-------------------------------------------------------------------------------
                       Yokogawa Analytical Systems Inc ("YAN") is a Japanese company established prior to the demerger which will also have its ownership changed as a result of the demerger. At the time of the transfer, the shares in
                       YAN are held by HP Europe (35.7%), HP WorldTrade
                       (15.3%) and YEW (49%). In a series of transactions following the transfer, the shares in YAN will be transferred so that the final share interest in YAN will be held by Agilent WorldTrade (15.3%), ATI (35.7%) and YEW (49%).
-------------------------------------------------------------------------------
Korea                  Hewlett-Packard Korea, Ltd ("HP Korea").  A new
                       corporate entity, Agilent Technologies Korea Limited ("Agilent Sales Korea"), will be established by Agilent WorldTrade (44.11%) and HP Europe (55.89%). A second new corporate entity, Agilent Technologies Limited ("Agilent Manufacturing Korea"), will be established by Agilent WorldTrade (44.11%) and HP Europe (55.89%). HP Korea will transfer its Agilent Assets which relate to its sales activities to Agilent Sales Korea in consideration for cash and an assumption of the Agilent Liabilities which relate to HP Korea's sales activities by Agilent Sales Korea. HP Korea will transfer its Agilent Assets which relate to its manufacturing activities to Agilent Manufacturing Korea in consideration for cash and an assumption of the Agilent Liabilities which relate to HP Korea's manufacturing activities by Agilent Manufacturing Korea. HP Korea will distribute the cash generated from the transfer to its shareholders (HP and HP Europe) through a capital reduction procedure.
-------------------------------------------------------------------------------
Malaysia               Hewlett-Packard Sales (Malaysia) Sdn. Bhd. ("HPMS").
                       Agilent WorldTrade will establish a new corporate
                       entity, Agilent Technologies Sales (Malaysia) Sdn. Bhd. ("Agilent Malaysia"). HPMS will transfer its Agilent Assets to Agilent Malaysia in consideration for an assumption of the Agilent Liabilities (of an amount equal to the value of the Agilent Assets) by Agilent Malaysia.
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                                                                         Page 10

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Country                Transaction Description
-------------------------------------------------------------------------------
                       Hewlett-Packard Malaysia Sdn. Bhd. ("HP Malaysia (Penang)"). Currently the whole of the business of HP Malaysia (Penang) is part of the Agilent Business. The shares of HP Malaysia (Penang) will be transferred to Agilent Sarl (as part of the demerger of HP S.A.). HP Malaysia (Penang) will change its name to Agilent Technologies (Malaysia) Sdn. Bhd..

                       Hewlett-Packard Microwave Products (M) Sdn. Bhd. ("HP
                       Microwave Products"). Currently the whole of the
                       business of HP Microwave Products is part of the
                       Agilent Business.  The shares of HP Microwave Products
                       will be transferred to Agilent Europe (as part of the
                       demerger of HP Europe).  HP Microwave Products will
                       change its name to Agilent Technologies Microwave
                       Products (M) Sdn. Bhd..
-------------------------------------------------------------------------------
Mexico                 Hewlett-Packard Mexico S.A. de C.V. ("HP Mexico").  The
                       demerger process will be carried out through a
                       statutory spin-off of the Agilent Business of HP Mexico
                       under the Mexican Commercial Companies Law.  As a
                       result a new corporate entity, Agilent Technologies
                       Mexico, S. de R.L. de C.V. ("Agilent Mexico"), will be
                       established and the Agilent Assets and Agilent
                       Liabilities will be transferred to Agilent Mexico by
                       operation of law.  Agilent Mexico's shareholders will
                       be the same as those of HP Mexico (HP Europe and HP).
-------------------------------------------------------------------------------
Netherlands            Hewlett-Packard Nederland B.V. ("HP Netherlands").  HP
                       Netherlands will transfer its Agilent Assets and
                       Agilent Liabilities to a new corporate entity, Agilent
                       Technologies Netherlands B.V. ("Agilent Netherlands")
                       owned by HPNI (the present shareholder of HP
                       Netherlands), by means of a statutory demerger, a legal
                       split-off, under Dutch law. The transfer will take
                       place by operation of law. As part of this split-off,
                       Agilent Netherlands will issue shares to HPNI.
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                                                                         Page 11

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Country                Transaction Description
-------------------------------------------------------------------------------
New Zealand            Hewlett-Packard (NZ) Limited ("HP New Zealand").
                       Agilent WorldTrade will establish a new corporate
                       entity, Agilent Technologies New Zealand Limited
                       ("Agilent New Zealand").  HP New Zealand will transfer
                       its Agilent Assets to Agilent New Zealand in
                       consideration for an assumption of the Agilent
                       Liabilities (of an amount equal to the value of the
                       Agilent Assets) by Agilent New Zealand.
-------------------------------------------------------------------------------
Norway                 Hewlett-Packard Norge AS ("HP Norway").  HP Norway will
                       carry out a statutory demerger, a legal spin-off, under
                       Norwegian law by which the Agilent Assets and Agilent
                       Liabilities will be transferred to a new corporate
                       entity, Agilent Technologies Norway AS ("Agilent
                       Technologies Norway AS"), established by HP S.A.  As a
                       result of the legal spin-off, HP S.A. will then be the
                       sole shareholder of HP Norway and Agilent Norway, which
                       together will have, in aggregate, the same nominal
                       share capital as HP Norway had prior to legal spin-off.
                       HP S.A. will also establish a holding company, Agilent
                       Technologies Holding Norway AS (Agilent Technologies
                       Norway Holding AS), which will acquire for cash the
                       shares in Agilent Technologies Norway AS immediately
                       after the demerger referred to above.
-------------------------------------------------------------------------------
Philippines            Hewlett-Packard Philippines Corporation ("HP
                       Philippines").  HP Europe will establish a new
                       corporate entity, Agilent Technologies Philippines
                       Corporation ("Agilent Philippines").  HP Philippines
                       will transfer its Agilent Assets to Agilent Philippines
                       in consideration for an assumption of the Agilent
                       Liabilities by Agilent Philippines.
-------------------------------------------------------------------------------
Poland                 Hewlett-Packard Polska Sp. z o.o. ("HP Poland").  A
                       part of the HP Business will be sold to a third party
                       distributor.  HP Poland will transfer its remaining
                       Agilent Assets to Agilent Technologies Poland Sp. z
                       o.o. ("Agilent Poland"), a wholly-owned subsidiary of
                       HP WorldTrade, in consideration for cash and the
                       assumption of the remaining Agilent Liabilities by
                       Agilent Poland.
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                                                                         Page 12

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Country                Transaction Description
-------------------------------------------------------------------------------
Portugal               Hewlett-Packard Portugal - Sistemas de Informatica e
                       Medida, S.A. ("HP Portugal").  HP WorldTrade will
                       establish a new corporate entity, Medidax - Sistemas de
                       Teste e de Medida, Unipessoal Lda. ("Agilent
                       Portugal").  HP Portugal will transfer its Agilent
                       employees to Agilent Portugal and Agilent Portugal will
                       assume the Agilent Liabilities.
-------------------------------------------------------------------------------
Puerto Rico            HP Inter-Americas.  Agilent WorldTrade will establish a
                       new corporate entity, Agilent Technologies
                       Inter-Americas, Inc. ("Agilent Inter-Americas"), a
                       Delaware corporation. HP will contribute cash to HP
                       WorldTrade which will contribute the cash to Agilent
                       WorldTrade.  Agilent WorldTrade in its turn will
                       contribute the cash to Agilent Inter-Americas.  HP
                       Inter-Americas will transfer its Agilent Assets to
                       Agilent Inter-Americas in consideration for cash and an
                       assumption of the Agilent Liabilities by Agilent
                       Inter-Americas.  HP Inter-Americas will then distribute
                       a cash dividend to HP.  Agilent Inter-Americas will set
                       up a branch to conduct business in Puerto Rico.
-------------------------------------------------------------------------------
Russia                 ZAO Hewlett-Packard A.O. ("HP Russia").  HP WorldTrade
                       will establish a new corporate entity, Agilent
                       Technologies LLC ("Agilent Russia").  HP Russia will
                       transfer its Agilent Assets to Agilent Russia in
                       consideration for cash and an assumption of the Agilent
                       Liabilities by Agilent Russia.
-------------------------------------------------------------------------------
Singapore              Hewlett-Packard Singapore (Sales) Pte Ltd ("HP
                       Singapore Sales"). HP Europe will establish a new
                       corporate entity, Agilent Technologies Singapore
                       (Sales) Pte Ltd ("Agilent Sales Singapore").  HP Europe
                       will contribute a promissory note to Agilent Sales
                       Singapore.  HP Singapore Sales will transfer its
                       Agilent Assets to Agilent Sales Singapore in
                       consideration for the promissory note and an assumption
                       of the Agilent Liabilities by Agilent Sales Singapore.
                       HP Singapore Manufacturing will subsequently distribute
                       the promissory note to HP Europe as a dividend,
                       effectively cancelling the promissory note.
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                                                                         Page 13

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Country                Transaction Description
-------------------------------------------------------------------------------
                       Hewlett-Packard Singapore (Private) Limited ("HP Singapore Manufacturing"). HP Europe will establish a new corporate entity, Agilent Technologies Singapore
                       Pte Ltd. ("Agilent Manufacturing Singapore").  HP
                       Europe will contribute a promissory note to Agilent Manufacturing Singapore. HP Singapore Manufacturing will transfer its Agilent Assets to Agilent Manufacturing Singapore in consideration for the promissory note and an assumption of the Agilent Liabilities. HP Singapore Manufacturing will subsequently distribute the promissory note to HP
                       Europe as a dividend, effectively cancelling the promissory note.

                       Hewlett-Packard Singapore Vision Operation Pte Ltd
                       ("SVO") and Chartered Silicon Partners Pte Ltd ("CSP"). SVO is owned by HP Europe and CSP is 30% owned by HP Europe. The shares in SVO and CSP which are owned by
                       HP Europe will be transferred to Agilent Europe as part
                       of the demerger of HP Europe.  SVO will change its name
                       to Agilent Technologies Singapore Vision Operation Pte
                       Ltd.
-------------------------------------------------------------------------------
Spain                  Hewlett-Packard Espanola, S.A. ("HP Spain").  HP
                       Spain will undertake a statutory demerger under Spanish law whereby all Agilent Assets and Agilent Liabilities will be transferred to a new corporate entity, Agilent Technologies Spain, S.L. (Agilent Spain), established by Hewlett-Packard Holding Espanola, S.L. ("HP Spanish Holdco") through a legal spin-off. Following the spin-off, the shares in Agilent Spain will be transferred by HP Spanish Holdco to Agilent Spanish Holdco, a wholly-owned subsidiary of HP S.A., for cash.
-------------------------------------------------------------------------------
Sweden                 Hewlett-Packard Sverige Aktiebolag ("HP Sweden").  HP
                       S.A. will establish a new corporate entity, Agilent Technologies Sweden AB ("Agilent Sweden"). HP S.A.
                       will contribute cash to Agilent Sweden. HP Sweden will then transfer its Agilent Assets to Agilent Sweden in consideration for cash and an assumption of the Agilent Liabilities by Agilent Sweden.
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                                                                         Page 14

-------------------------------------------------------------------------------
Country                Transaction Description
-------------------------------------------------------------------------------
                       HP S.A. will also establish a holding company (Agilent
                       Technologies Holding Sweden AB) which will acquire for
                       cash the shares in Agilent Sweden immediately after the
                       demerger referred to above.
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Switzerland            Hewlett-Packard (Schweiz) AG ("HP Switzerland").  HP
                       Switzerland has established a new corporate entity, Agilent Technologies Switzerland AG ("Agilent
                       Switzerland"), and will contribute its Agilent Assets and Agilent Liabilities to Agilent Switzerland. HP
                       Switzerland will sell the shares of Agilent Switzerland to HP S.A. for nominal value.

                       Agilent Europe will register a Swiss branch to which HP Europe will transfer the Agilent Business presently conducted by its Swiss branch, as part of the demerger of HP Europe.
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Taiwan                 Hewlett-Packard Taiwan Ltd ("HP Taiwan").  Agilent
                       WorldTrade will establish a new corporate entity,
                       Agilent Technologies Taiwan Ltd ("Agilent Taiwan"). HP will contribute cash to Agilent WorldTrade and Agilent WorldTrade will contribute the cash to Agilent Taiwan.
                       HP Taiwan will transfer its Agilent Assets to Agilent Taiwan in consideration for cash and an assumption of the Agilent Liabilities by Agilent Taiwan.  HP Taiwan
                       will then distribute the cash to HP by way of dividend and/or reduction of capital.
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Thailand               Hewlett-Packard (Thailand) Ltd. ("HP Thailand").
                       Agilent WorldTrade will establish a new corporate
                       entity, Agilent Technologies (Thailand) Limited
                       ("Agilent Thailand"). HP Thailand will transfer its Agilent Assets to Agilent Thailand in consideration for an assumption of the Agilent Liabilities (of an amount equal to the value of the Agilent Assets) by Agilent Thailand.
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Turkey                 Hewlett-Packard Bilgisayar ve Olcum Sistemleri A.P ("HP
                       Turkey"). HP WorldTrade will establish a new corporate entity, Agilent Technologies Olcum Sistemleri Limited Perketi ("Agilent Turkey"). HP Turkey will transfer its Agilent Assets to Agilent Turkey in consideration
                       for cash.
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                                                                         Page 15

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Country                Transaction Description
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United Kingdom         Hewlett-Packard Limited ("HPUK").  Hewlett-Packard
                       Start B.V. (Netherlands) ("HP Start") will establish a
                       new corporate entity, Agilent Technologies UK Limited
                       ("Agilent UK").  HPUK will declare a dividend in specie
                       to its sole shareholder, HP Start, which will be
                       satisfied by HPUK's transfer of all of its Agilent
                       Assets to Agilent UK.  As consideration for the
                       transfer of the Agilent Assets, Agilent UK will assume
                       all of HPUK's Agilent Liabilities and issue shares of
                       Agilent UK to HP Start.  HP Start will then distribute
                       such shares to its sole shareholder, HP Europe, as a
                       dividend in specie.
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Venezuela              Hewlett-Packard de Venezuela C.A. ("HP Venezuela"). HP
                       Delaware will establish a new corporate entity, Agilent
                       Technologies de Venezuela, S.R.L. ("Agilent
                       Venezuela"). HP Venezuela will distribute, as a
                       dividend, a promissory note equal to the value of the
                       Agilent Business to HP Delaware and a promissory note
                       equal to 11% of the total distribution to HP
                       Inter-Americas.  HP Delaware will contribute this
                       promissory note to Agilent Venezuela.  HP Venezuela
                       will transfer its Agilent Assets to Agilent Venezuela
                       in consideration for the promissory note and an
                       assumption of the Agilent Liabilities by Agilent
                       Venezuela. HP Delaware will contribute its respective
                       interest in Agilent Venezuela to HP WorldTrade who will
                       in turn contribute that interest to Agilent WorldTrade.
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-------------------------------------------------------------------------------
Holding Companies      Transaction Description
-------------------------------------------------------------------------------
HP S.A.                HP S.A.  HP S.A. will contribute the shares in its
(Switzerland)          Agilent subsidiaries to the capital of Agilent Cervin,
                       Agilent Sarl and Agilent Leman, all wholly owned subsidiaries of HP S.A., as follows:

                       Agilent Cervin:   Agilent       Holding        Norway
                                         Agilent       Holding        Sweden
                                         Agilent Holding Spain

                       Agilent Sarl:     Agilent                      Cayman
                                         Agilent Malaysia
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                                                                         Page 16

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                       Agilent Leman:    Agilent            Argentina
                                         Agilent              Austria
                                         Agilent              Denmark
                                         Agilent              Finland
                                         Agilent Switzerland

                      Subsequently HP S.A. will sell the shares in Agilent
                      Cervin, Agilent Sarl and Agilent Leman to HP Europe, for
                      nominal value.
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HPNI                  HPNI.  Following the demerger of HP Japan and of HP
(Netherlands)         Netherlands, HPNI will transfer the shares in Agilent
                      Japan and Agilent Netherlands to ATI, a wholly owned
                      subsidiary of HP Europe, by means of a statutory demerger, a legal split-off, under Dutch law. The transfer will take place by operation of law. As part of this split-off, ATI
                      will issue shares to HP Europe.
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HP Europe             HP Europe.  Following the demerger of HP S.A., HP
(Netherlands)         Europe will transfer the shares in its Agilent
                      subsidiaries (including those of ATI, Agilent Cervin,
                      Agilent Sarl and Agilent Leman) and the Agilent Assets and
                      Agilent Liabilities of its Swiss branch to Agilent Europe, a wholly owned subsidiary of HP WorldTrade, by means of a statutory demerger, a legal split-off, under Dutch law.
                      The transfer will take place by operation of law. As part of this split-off, Agilent Europe will issue shares to HP
                      WorldTrade.

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                                                                         Page 17

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Finance Company        Transaction Description
-------------------------------------------------------------------------------
Belgian Coordination   Agilent Cayman will set up a new Belgian Coordination
Center                 Center ("Agilent BCC") together with Agilent Belgium
                       and Agilent Europe (each of which will own a minority interest). HP S.A. will contribute a promissory note to Agilent Cayman who in turn will sell the promissory note for cash to HP Manufacturing (see Singapore).
                       Agilent Cayman will subsequently contribute the cash to Agilent BCC. Hewlett-Packard Coordination Center S.A.
                       ("HP BCC") will transfer certain of its assets to Agilent BCC in consideration for cash and an assumption of certain liabilities.
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